EXHIBIT 4.4


[CERTIFICATE INSURER]
_____________________
_____________________


Certificate Guaranty Surety Bond



 Issuer:   Accredited         Policy Number:
           Mortgage Loan
           Trust 199_-_
                              Control Number:

                              Deposit Premium:

Certificates:  $_________________
in aggregate principal amount of
Mortgage Loan Asset-Backed
Certificates, Senior Interests and
Junior Interests

Trustee:

____________________________________ ("[CERTIFICATE INSURER]"), a New York stock insurance company, in consideration of payment of the Deposit Premium and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Payment to the Trustee named above or its successor, as trustee (the "Trustee"), for the benefit of the Owners of Senior Interests and Junior Interests (the "Certificates").

[CERTIFICATE INSURER] will make such payment in immediately available funds to the Trustee by 2:00 P.M. (New York City Time) on the Payment Date on which the Insured Payment becomes due for payment or on the Business Day next following the day on which [CERTIFICATE INSURER] shall have received Notice that an Insured Payment is due for payment, whichever is later. The Trustee will disburse to the Owners each Insured Payment in the same manner as the payment of distributions with respect to Certificates. Upon such disbursement, [CERTIFICATE INSURER] shall be fully subrogated to the Owners' right to receive the amount so disbursed as set forth in Section 2.10 of the Pooling and Servicing Agreement. [CERTIFICATE INSURER]'s obligations hereunder shall be discharged to the extent funds are received by the Trustee, on behalf of the Owners, for distribution such Owners as provided in the Pooling and Servicing Agreement or herein, whether or not such funds are properly applied by the Trustee.
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[CERTIFICATE INSURER]
_____________________
_____________________


Certificate Guaranty Surety Bond


This Surety Bond is non-cancelable for any reason. The premium on this Surety Bond is not refundable for any reason, including the payment of the Certificates prior to their maturity.

This Surety Bond is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Surety Bond shall be the County of New York, State of New York. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76.)

As used herein, the following terms shall have the following meanings:
"Available Funds", "Business Day", "Certificate Account", "Insured Payment", "Junior Interest Distribution Amount," "Junior Interest Shortfall Amount" "Junior Principal Shortfall Amount", "Senior Interest Distribution Amount", "Senior Interest Shortfall Amount", and "Senior Principal Shortfall Amount", shall have the respective meanings set forth in the Pooling and Servicing Agreement. "Notice" means telephonic or telegraphic notice, in the form of Exhibit A, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee to [CERTIFICATE INSURER] specifying the Insured Payment which shall be due and owing on the Payment Date and Available Funds and the other information set forth in Exhibit A. "Owner" means, as to a particular Certificate, the Trustee who on the applicable Payment Date, is required under the terms of such Certificate to deposit all distributions received with respect to such Certificate into the Certificate Account. "Payment Date" shall have the meaning set forth in the Pooling and Servicing Agreement. "Pooling and Servicing Agreement" means in the Pooling and Servicing Agreement by and among _________________________________, as Sponsor, ___________________________, as
Servicer and _________________________________, as Trustee, dated as of
___________, 199_, authorizing the issuance of the Certificates.

In addition to the Deposit Premium set forth on the face of this Surety Bond, a monthly premium shall be due and payable on this Surety Bond on each Payment Date following the date hereof in an amount equal to the product of (i) one-twelfth of ___% and (ii) the sum of the Senior Principal Balance and
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[CERTIFICATE INSURER]
_____________________
_____________________


Certificate Guaranty Surety Bond


the Junior Principal Balance on the Payment Date on which said premium shall be due and payable.

In the event that payments under any Certificate are accelerated, nothing herein contained shall obligate [CERTIFICATE INSURER] to make any payment of principal or interest on such Certificates on an accelerated basis, unless such acceleration of payment by [CERTIFICATE INSURER] is at the sole option of [CERTIFICATE INSURER].

In Witness Whereof, [CERTIFICATE INSURER] has caused this Surety Bond to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective and binding upon [CERTIFICATE INSURER] by virtue of the countersignature of its duly authorized representative.



President                     Assistant Secretary

Effective Date:



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                                                                       EXHIBIT A
                                                                       ---------

                                 FORM OF NOTICE
                                 --------------


TO:  [CERTIFICATE INSURER]
     ____________________
     ____________________
     Attention:  Managing Counsel
     (Telefacsimile ____________)

RE:  Accredited Mortgage Loan Trust 199_-_
     Mortgage Loan Asset-Backed Certificates, Series 199_-_
     Policy No.


Date:  _______________

Payment Date:  ____________________________


We refer to that certain Pooling and Servicing Agreement relating to Accredited Mortgage Loan Trust 199_-_ and dated as of ___________, 199_; all capitalized terms not otherwise defined herein shall have the same respective meanings as set forth in such Pooling and Servicing Agreement.

As of the date set forth above, the Trustee has determined under the Pooling and Servicing Agreement that in respect of the Payment Date:

            (i) the Senior Interest Distribution Amount due and owing is $________;

           (ii) the Junior Interest Distribution Amount due and owing is $________;

          (iii)  Available Funds is $____________;

           (iv)  the Senior Interest Shortfall Amount is $________;

            (v)  the Junior Interest Shortfall Amount is $________;

           (vi)  the Senior Principal Shortfall Amount is $________;

          (vii)  the Junior Principal Shortfall Amount is $________.

Please be advised that, as of the date set forth above, Available Funds are not sufficient to pay all of the Senior



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Interest Distribution Amount and Junior Interest Distribution Amount in respect of the Payment Date set forth above.

Accordingly, an insufficiency in Available Funds exists with respect to the Payment Date set forth above and, pursuant to Section 2.14 of the Pooling and Servicing Agreement, this statement constitutes a claim for an Insured Payment in the amount of $_________ under the Certificate Insurance Policy.


_______________________________,
as Trustee

By:
   -------------------------------------
Name:
     -----------------------------------
Telephone Number:
                 -----------------------



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